Exhibit 10.41

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***].”

AMENDMENT No. 3

TO

COLLABORATION AND OPTION AGREEMENT

The Amendment No. 3 to Collaboration and Option Agreement (the "Third Amendment") is made and entered into as of November 30, 2023 (the "Third Amendment Effective Date"), by and between FATE Therapeutics, Inc., a Delaware corporation located at 12278 Scripps Summit Drive, San Diego, California 92131, United States of America ("FATE"), and Ono Pharmaceutical Co., Ltd., 8-2, Kyutaromachi 1-chome, Chuo-ku, Osaka, Osaka 541-8564, Japan ("ONO"). FATE and ONO are sometimes referred to herein individually as a "Party" and collectively as the "Parties".

RECITALS

WHEREAS, the Parties entered into a Collaboration and Option Agreement dated September 14, 2018, as amended by the following documents: (i) Letter Agreement effective as of December 4, 2020; (ii) Amendment 01 to Collaboration and Option Agreement effective as of June 28th, 2022 (hereinafter, the “First Amendment”); (iii) Amendment to Collaboration and Option Agreement with respect to Collaboration Candidate 2 effective as of November 7, 2022; and (iv) Letter Agreement effective as of September 27, 2023 (collectively, the “Agreement”);

Whereas, pursuant to Section 3.3 of the First Amendment, the table of Annual R&D Fees in Section 6.2.2 of the Agreement was replaced with an updated table as set forth in the First Amendment (hereinafter, the “Table”);

Whereas, the Parties now desire to increase the Estimated Annual Collaboration Budget (as stated in the Table) for Research Term Year [***] (as stated in the Table) by the amount of $[***].

Now, Therefore, in consideration of the foregoing and the mutual agreements set forth below, the Parties agree as follows:

1.
Defined Terms. Capitalized terms used but not defined herein shall have the same respective meanings ascribed to such terms in the Agreement.

2.
Amendments to the Agreement. The Parties hereby agree on the following amendments to the Agreement effective as of the Third Amendment Effective Date:

2.1
Research and Development Costs. The last row in the Table of Annual R&D Fees in Section 6.2.2 of the Agreement applicable to the Research Year [***] shall be deleted in its entirety and replaced with the following:

Research Term Year	Estimated Annual Collaboration Budget	Annual R&D Fees
[***]*	$[***]	$[***]

3
Ratification of the Agreement. Except as amended as described above, all other terms and conditions stated in the Agreement shall remain in full force and effect. The execution, delivery and effectiveness of this Third Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Parties to the Agreement, nor constitute a waiver of any provision of the Agreement.

4
Counterparts; Electronic Delivery. This Third Amendment may be executed in counterparts with the same effect as if both Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. Signatures to this Agreement transmitted by facsimile, by email in "portable document format" (".pdf"), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as physical delivery of the paper document bearing original signature.

IN WITNESS WHEREOF, the Parties have caused this Third Amendment to be executed by their respective duly authorized officers as of the Third Amendment Effective Date.

FATE Therapeutics, Inc. By: /s/ Scott Wolchko Name: Scott Wolchko Title: President & Chief Executive Officer	ONO Pharmaceutical Co., Ltd. By: /s/ Toichi Takino Name: Toichi Takino Title: Member of the Board of Directors, Senior Executive Officer / Executive Director, Discovery & Research